DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the	[_]
Registrant

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Materials under Rule 14a-12

Dreyfus Money Market Instruments, Inc.
- Money Market Series
General Money Market Fund, Inc.
General Government Securities Money Market Funds, Inc.
- General Government Securities Money Market Fund
- General Treasury Prime Money Market Fund
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee Paid:

[_] Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PROXYLITE: REMINDER PROXYLITE SCRIPT

“Hello, this is a reminder that a Dreyfus Funds Shareholder Meeting, in which you hold shares, will be held on April 19, 2010 and we have not yet received your proxy vote.

We have just sent you another proxy card and encourage you to vote as soon as you receive it.

You can vote by mail, by phone or on the Internet. Your proxy card has all the details. If you would like to cast your vote with a proxy specialist or if you have any questions, please call 1-866-615-7269.

Every vote is important. We appreciate your cooperation and prompt attention to this matter.

Thank you.

Goodbye.”